UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800
_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On August 15, 2013, Gentex Corporation (the “Company”) set Mark Newton’s annual salary at $330,000 (effective in accordance with Company policies and procedures) for the increase in overall responsibilities related to his position as Senior Vice President and Corporate Secretary. In addition, Mr. Newton will also receive a 21,700 share stock option grant pursuant to the Company’s shareholder approved Employee Stock Option Plan (in accordance with Company policies and procedures). Mr. Newton is an executive officer with reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, Mr. Newton does not have a written employment agreement and will continue to be an at-will employee of the Company as is the case with all employees of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 21, 2013

GENTEX CORPORATION
(Registrant)

By    /s/Fred Bauer
Fred Bauer
Its Chairman of the Board and
Chief Executive Officer